UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On January 26, 2026, Christopher Isaacson, Executive Vice President, Chief Operating Officer of Cboe Global Markets, Inc. (the “Company”), notified the Company of his intention to retire at the end of the day on March 6, 2026 (the “Retirement Date”). To provide the Company with assistance following his Retirement Date, Mr. Isaacson will provide the Company with consulting services until the end of the day on December 31, 2026 (the “Consulting Period”). Mr. Isaacson’s retirement was not due to any disagreement with the Company concerning the Company's operations, policies or practices.

In connection with Mr. Isaacson’s retirement and consulting arrangement, the Company and Mr. Isaacson have entered into a Retirement and Consulting Agreement (the “Agreement”), attached hereto as Exhibit 10.1 and incorporated herein by reference, pursuant to which, among other things, the parties acknowledge the terms of Mr. Isaacson’s retirement and consulting services. Pursuant to the Agreement, (1) Mr. Isaacson will be entitled to his current base salary and benefits through the Retirement Date, (2) Mr. Isaacson will receive a consulting fee of $541,666, to be payable in equal monthly installments, for his services during the Consulting Period, (3) Mr. Isaacson will be allowed to retain a pro rata portion of certain of his outstanding time-based restricted stock units that would vest in February 2027 based on the number of days of work and services to be provided through the end of the Consulting Period and will forfeit the remainder and other outstanding time-based restricted stock units, and (4) Mr. Isaacson will be allowed to retain a full or pro rata portion of the outstanding performance-based restricted stock units that would vest in February 2027 and 2028 based on the number of days of work and services to be provided through the end of the Consulting Period, and which will be paid out based on target performance, and Mr. Isaacson will forfeit the remainder and other outstanding performance-based restricted stock units. Under the terms of the Agreement, Mr. Isaacson will be required to execute a customary release agreement and a customary restrictive covenant agreement.

Chief Operating Officer Succession

In connection with Mr. Isaacson’s retirement, the Company also announced that Scott Johnston will join the Company on February 17, 2026 and thereafter is expected to succeed Mr. Isaacson as Executive Vice President, Chief Operating Officer of the Company, effective as of March 7, 2026.

Prior to joining the Company, Mr. Johnston, 61, served as Chief Operating Officer of Akuna Capital, a trading firm specializing in options market making, since Spring 2025. Prior to joining Akuna Capital, Mr. Johnston served as Head, Operations Management of Hudson River Trading from August 2021 to June 2024. Prior to that, he was employed by Citadel Investment Group as Chief Administrative Officer from June 2018 through August 2020 and as Chief Operating Officer from May 2017 through June 2018 and by Tower Research Capital as Partner and Chief Operating Officer from May 2009 to October 2016. Prior to joining Tower Research Capital, Mr. Johnston spent more than two decades in roles that focused on the intersection between options trading and technology. Mr. Johnston holds a Bachelor of General Studies from the University of Michigan.

In his role as Executive Vice President, Chief Operating Officer, Mr. Johnston will be entitled to:

•	an annual base salary of $550,000 per annum;
•	participate in the Company’s short-term annual incentive program with a current 130% target bonus (prorated for 2026 based on his start date with the Company);
•	participate in the Company’s long-term incentive plan with a current aggregate target award value of $2,735,000 comprised of a mixture of time- and performance-based awards, consistent with similarly situated executives and prorated for 2026 based on his start date with the Company (the “Annual LTI Grant”);
•	a sign-on long-term equity award with a grant date value of $1,000,000 comprised of a time-based award subject to a 3-year cliff vesting requirement (the “Sign-On Grant”);
•	a one-time cash sign-on bonus in the amount of $627,200, less applicable withholdings; and
•	be eligible to participate in the Company’s employee benefit plans available to similarly situated executives.

Additional information about the benefit plans and programs described in this Item 5.02, and other plans and programs generally available to the Company’s executive officers, is included in the Company’s Definitive Proxy Statement for the 2025 annual meeting of its stockholders filed with the Securities and Exchange Commission on April 3, 2025. The foregoing summary of the terms of Mr. Johnston’s employment is not complete and is qualified in its entirety by reference to the offer letter describing the terms thereof, which will be filed as an exhibit in a subsequent periodic report of the Company to be filed under the Securities Exchange Act of 1934, as amended.

There are no family relationships between Mr. Johnston and any Company director or executive officer, and no arrangements or understandings between Mr. Johnston and any other person pursuant to which he was selected as an officer or director. Mr. Johnston is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On January 26, 2026, the Company issued a press release announcing, among other items, Mr. Isaacson’s retirement and Mr. Johnston’s planned succession. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Retirement and Consulting Agreement, effective as January 26, 2026, between Cboe Global Markets, Inc. and Christopher A. Isaacson (filed herewith)*
99.1	Press Release of Cboe Global Markets, Inc. (filed herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*Indicates Management Compensatory Plan, Contract or Arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel and Corporate Secretary

Dated: January 26, 2026